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                                                                EXHIBIT 10.7(g)


                      SEVENTH AMENDMENT TO LEASE AGREEMENT
                 DATED MAY 1, 1992, ENTERED INTO BY AND BETWEEN
             STATE OF MARYLAND FOR THE USE OF THE BOARD OF TRUSTEES
            OF THE STATE RETIREMENT AND PENSION SYSTEM, AS LANDLORD
               (SUCCESSOR LANDLORD TO EAST JEFFERSON ASSOCIATES),
                        AND MANUGISTICS, INC., AS TENANT


         THIS SEVENTH AMENDMENT TO LEASE is made this 25th day of April, 1997 by and between STATE OF MARYLAND FOR THE USE OF THE BOARD OF TRUSTEES OF THE STATE RETIREMENT AND PENSION SYSTEM ("Landlord"), and MANUGISTICS, INC., a Delaware corporation (the "Tenant").

                                   RECITALS:

         R-1. GTE Realty Corporation ("Original Landlord") and Tenant entered into a Lease Agreement dated May 1, 1992 (the "Lease"), as amended by that certain First Amendment to Lease Agreement dated July 19, 1993, whereby Tenant leased from Original Landlord approximately 84,800 square feet of space in the building situated at 2115 East Jefferson Street, Rockville, Maryland, for a term commencing May 1, 1992 and ending April 30, 2002.

         R-2. Pursuant to paragraph 1(a) of Attachment B to the Lease, effective as of March 1, 1993, the Premises were expanded by adding thereto an additional 15,702 square feet of space, thereby increasing the size of the Premises to a total of 100,582 square feet of space.

         R-3. Pursuant to that certain Second Amendment to Lease Agreement dated April 13, 1994, the Premises were expanded by adding thereto an additional 3,074 square feet of space increasing the total size of the Premises to 103,656 square feet of space.

         R-4 Pursuant to that certain Third Amendment to Lease Agreement dated May 1, 1994, the Premises were expanded by 2,552 square feet of space increasing the total size of the Premises to 106,208 square feet of space.

         R-5. Pursuant to that certain Fourth Amendment to Lease Agreement dated February 27, 1995, the Premises were expanded by 2,376 square feet of space increasing the total size of the Premises to 108,584 square feet of space.

         R-6. Pursuant to a Deed dated May 5, 1995, Landlord purchased the subject building from East Jefferson Associates (successor Landlord to Original Landlord) and thereby assumed all right, title and interest as Landlord under the Lease.

         R-7. Pursuant to that certain Fifth Amendment to Lease Agreement dated September 6, 1996, the Premises were expanded by 2,215 square feet of space increasing the total size of the Premises to 110,799 square feet of space.

         R-8. Pursuant to that certain Sixth Amendment to Lease Agreement dated October 10, 1996, the Premises were expanded by 5.053 square feet of space increasing the total size of the Premises to 115,852 square feet of space.

         R-9. Landlord and Tenant now desire to amend the Lease to further expand the Premises by adding thereto an additional 6,580 square feet of space, which represents the balance of square footage available for lease at the building.

     NOW, THEREFORE, in consideration of the Premises, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:


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         1.    Recitals. The Recitals are incorporated herein by this reference.

         2. Expansion Space. On May 1, 1997, which is the date on which the expansion space is being made available to Tenant, the Premises shall be expanded by adding thereto approximately 6,580 square feet of space as shown on Exhibit "A-1" attached hereto and made a part hereof ("Seventh Amendment Expansion Space"), whereupon the Premises shall contain a total of 122,432 square feet of space (subject to the remeasurement provision in Section 7 herein). The term for the Tenant's lease of the Seventh Amendment Expansion Space shall expire on April 30, 2002, which is the termination date for the Lease of the balance of the Premises to Tenant, subject to that certain renewal option contained in the Lease.

         3. Annual Base Rent. Annual Base Rent for the Seventh Amendment Expansion Space shall be One Hundred Eighteen Thousand Four Hundred Forty Dollars ($118,440.00) (subject to increase pursuant to Paragraph 4(a)(iii) of the Lease), payable in equal monthly installments of Nine Thousand Eight Hundred Seventy Dollars ($9,870.00), in advance, commencing on May 1, 1997 (prorated for a partial month) and on the first day of each month thereafter.

         4. Tenant's Pro-Rata Share. Paragraph 4(b) of the Lease is hereby amended to reflect that effective May 1, 1997, Tenant's Pro-Rata Share shall be One Hundred Percent (100%).

         5. As-Is; Improvement Allowance. Tenant, having had ample opportunity to inspect the Seventh Amendment Expansion Space, hereby accepts said space in "as-is" condition, without representation or warranty. No Improvement Allowance (as defined in the Lease) shall be due to Tenant as a result of its leasing of the Seventh Amendment Expansion Space.

         6. Commissions. Landlord shall pay a commission to Cushman & Wakefield (the "Broker") in consideration of Tenant's lease of the Seventh Amendment Expansion Space per separate agreement. Other than the Broker, each party hereto warrants that no brokers have been employed in connection with Tenant's lease of the Seventh Amendment Expansion Space.

         7. Remeasurement. Inasmuch as the lease by Tenant of the Seventh Amendment Expansion Space results in the Premises being expanded to the entire rentable square footage of the building, Landlord hereby reserves the right to remeasure the Premises (as contemplated in Section 1(b) of the Lease utilizing the D.C. Board of Realtors Standard Form of Measurement) to determine the actual square footage of the Premises. Notwithstanding the results of any such remeasurement, in no event shall the square footage of the Premises be less than 122,432 square feet.

         8. Ratification. Except as modified hereinabove, the Lease, as heretofore amended, shall be and remain in full force and effect in accordance with its terms and is ratified and accepted by the parties hereto.

03/21/97
84797

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    IN WITNESS WHEREOF, Landlord and Tenant have caused this Seventh Amendment to be executed as of the date first above written.

WITNESS:                            LANDLORD:

                                    STATE OF MARYLAND FOR THE USE OF THE BOARD
                                    OF TRUSTEES OF THE MARYLAND STATE
                                    RETIREMENT AND PENSION SYSTEM

                                    By: LaSalle Advisors, its authorized agent


                                        By: /s/ JAMES M. RIORDAN
-----------------------------              ---------------------------------
                                            James M. Riordan, Vice President




                                        By: /s/ DAVID L. REAHL
-----------------------------              ---------------------------------
                                            David L. Reahl, Vice President

                                    TENANT:

                                    MANUGISTICS, INC.


                                    By: /s/ HELEN A. NASTASIA
-----------------------------          ---------------------------------
                                       Helen A. Nastasia
                                       General Counsel & Secretary

03/21/97
84797

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